EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2020 Third Quarter Results

Summary

  Net income of $86 thousand, or $0.00 diluted earnings per share
  Adjusted earnings of $12.0 million, or $0.52 diluted earnings per share, primarily reflects the exclusion of $13.9 million of charges related to branch and facilities optimization plan
  Total loans increased $102.0 million, or 2.1%, from June 30, 2020
  Total deposits increased $85.6 million, or 1.7%, from June 30, 2020
  Allowance for credit losses increased to 1.07% of total loans
  COVID-19 related loan deferral requests declined 68.9% from June 30, 2020

EFFINGHAM, Ill., Oct. 22, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $86 thousand, or $0.00 diluted earnings per share, for the third quarter of 2020, which includes $13.9 million of charges primarily related to the Company’s previously announced branch and facilities optimization plan. This compares to net income of $12.6 million, or $0.53 diluted earnings per share, for the second quarter of 2020, and net income of $12.7 million, or $0.51 diluted earnings per share, for the third quarter of 2019.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Excluding the charges related to our branch and facilities optimization plan, we delivered a strong quarter highlighted by solid balance sheet growth, significant contributions from many of our sources of noninterest income, and disciplined expense management. Our diverse lending businesses enabled us to capitalize on pockets of strength in the economy where there is good demand, including equipment financing, small dollar consumer loans, and warehouse lines to commercial FHA lenders. As a result, our total loan balances increased at an annualized rate of more than 8% in the third quarter and helped drive an increase in net interest income.”

“We are seeing general improvement in the financial health of our borrowers as the economy continues to strengthen. Our deferred loans declined from 18.6% of total loans at the end of the second quarter to 5.7% of total loans at September 30, 2020. While the return to scheduled payments by many borrowers is encouraging, we remain cautious about the pace of the economic recovery and continued to add to our loan loss reserves, resulting in our allowance for credit losses increasing to 1.07% of total loans at September 30, 2020, from 0.97% at June 30, 2020.”

“As previously disclosed, during the third quarter we also made adjustments to our operations with the sale of our commercial FHA loan origination platform and the announcement of a series of planned branch and corporate office reductions. We believe the collective impact of these actions will help drive further improvement in our efficiency ratio and provide more operating leverage as we continue to grow our balance sheet in the future, resulting in more consistent financial performance, a higher level of returns, and greater franchise value,” said Mr. Ludwig.

Factors Affecting Comparability

Effective January 1, 2020, the Company adopted the new current expected credit loss (“CECL”) accounting standard, which replaced the incurred loss methodology with an estimated life of loan credit loss methodology.

Adjusted Earnings

Financial results for the third quarter of 2020 were impacted by $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), $1.7 million in gains on sales of investment securities, and a $0.2 million loss on residential mortgage servicing rights (“MSRs”) held-for-sale. Excluding these amounts and certain income, adjusted earnings were $12.0 million, or $0.52 diluted earnings per share, for the third quarter of 2020.

Financial results for the second quarter of 2020 were impacted by a $0.4 million loss on residential MSRs held-for-sale and $0.1 million in integration and acquisition expenses. Excluding these amounts and certain income, adjusted earnings were $12.9 million, or $0.55 diluted earnings per share, for the second quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the third quarter of 2020 was 3.33%, compared to 3.32% for the second quarter of 2020. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 14 and 12 basis points to net interest margin in the third quarter of 2020 and second quarter of 2020, respectively. Excluding the impact of accretion income, net interest margin decreased 1 basis point from the second quarter of 2020, as a decline in the average yield on earning assets was largely offset by a reduction in the average cost of deposits.

Relative to the third quarter of 2019, net interest margin decreased from 3.70%. Accretion income on purchased loan portfolios contributed 20 basis points to net interest margin in the third quarter of 2019. Excluding the impact of accretion income, net interest margin decreased 31 basis points compared to the third quarter of 2019, primarily due to the impact of new subordinated debt issued in September 2019 and a decline in the average yield on earning assets, partially offset by a reduction in the average cost of deposits.

Net Interest Income

Net interest income for the third quarter of 2020 was $50.0 million, an increase of 2.0% from $49.0 million for the second quarter of 2020. Excluding accretion income, net interest income increased $0.6 million from the prior quarter. Accretion income associated with purchased loan portfolios totaled $2.1 million for the third quarter of 2020, compared with $1.8 million for the second quarter of 2020.

Relative to the third quarter of 2019, net interest income increased $0.5 million, or 1.1%. Accretion income for the third quarter of 2019 was $3.1 million. Excluding the impact of accretion income, net interest income increased primarily due to organic loan growth and a significant decline in cost of funds.

Noninterest Income

Noninterest income for the third quarter of 2020 was $18.9 million, a decrease of 2.5% from $19.4 million for the second quarter of 2020.   Impairment on commercial MSRs impacted noninterest income by $1.4 million and $0.1 million in the third quarter of 2020 and second quarter of 2020, respectively. Excluding the impairment, noninterest income increased due to higher levels of residential mortgage banking revenue, service charges on deposit accounts, and other income.

Relative to the third quarter of 2019, noninterest income decreased 3.5% from $19.6 million. The decrease was primarily attributable to lower commercial FHA revenue and service charges on deposit accounts, partially offset by higher residential mortgage banking revenue.

Wealth management revenue for the third quarter of 2020 was $5.6 million, a decrease of 2.4% from the second quarter of 2020.   Compared to the third quarter of 2019, wealth management revenue decreased 7.3%.

Commercial FHA revenue for the third quarter of 2020 was $0.9 million, compared to $3.4 million in the second quarter of 2020. The Company originated $50.9 million in rate lock commitments during the third quarter of 2020, prior to the sale of the origination platform on August 28, 2020, compared to $134.8 million in the prior quarter.   Compared to the third quarter of 2019, commercial FHA revenue decreased $3.0 million.

Noninterest Expense

Noninterest expense for the third quarter of 2020 was $54.7 million, which included $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), and a $0.2 million loss on residential MSRs held-for-sale, compared with $40.8 million in the second quarter of 2020, which included a $0.4 million loss on residential MSRs held-for-sale and $0.1 million in integration and acquisition expenses. Excluding the integration and acquisition expenses and losses on residential MSRs held-for-sale, noninterest expense was relatively unchanged from the prior quarter.

Relative to the third quarter of 2019, noninterest expense increased 13.8% from $48.0 million, which included $5.3 million in integration and acquisition expenses and a $0.1 million gain on residential MSRs held-for-sale. Excluding integration and acquisition expenses and gains/losses on MSRs held-for-sale, noninterest expense decreased 5.1% due principally to the Company’s expense reduction and efficiency improvement initiatives implemented over the past year.

Loan Portfolio

Total loans outstanding were $4.94 billion at September 30, 2020, compared with $4.84 billion at June 30, 2020 and $4.33 billion at September 30, 2019. The increase in total loans from June 30, 2020 was primarily attributable to an increase in equipment finance loans and leases, commercial FHA warehouse lines of credit, and consumer loans.

Equipment finance balances increased $65.0 million from June 30, 2020 to $815.5 million, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.

The increase in total loans from September 30, 2019 was primarily attributable to the growth in equipment finance balances, consumer loans, and loans originated under the Paycheck Protection Program (“PPP”).

Deposits

Total deposits were $5.03 billion at September 30, 2020, compared with $4.94 billion at June 30, 2020, and $4.45 billion at September 30, 2019. The increase in total deposits from the end of the prior quarter was primarily attributable to an increase in commercial FHA servicing deposits.

Asset Quality

Nonperforming loans totaled $67.4 million, or 1.36% of total loans, at September 30, 2020, compared with $60.5 million, or 1.25% of total loans, at June 30, 2020. The increase in nonperforming loans was primarily attributable to the addition of three commercial real estate loans. At September 30, 2019, nonperforming loans totaled $45.2 million, or 1.04% of total loans.

Net charge-offs for the third quarter of 2020 were $5.3 million, or 0.44% of average loans on an annualized basis, which primarily represents charge-offs taken against the three commercial real estate loans moved to nonperforming status referenced above.

The Company recorded a provision for credit losses on loans of $11.0 million for the third quarter of 2020, which reflects the higher level of net charge-offs experienced in the quarter.

The Company’s allowance for credit losses on loans was 1.07% of total loans and 78.3% of nonperforming loans at September 30, 2020, compared with 0.97% of total loans and 77.8% of nonperforming loans at June 30, 2020.   Approximately 96.3% of the allowance for credit losses on loans at September 30, 2020 was allocated to general reserves.

Capital

At September 30, 2020, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of September 30, 2020	Consolidated Ratios as of September 30, 2020	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.82%	13.34%	10.50%
Tier 1 capital to risk-weighted assets	10.96%	9.40%	8.50%
Tier 1 leverage ratio	9.01%	7.72%	4.00%
Common equity Tier 1 capital	10.96%	8.18%	7.00%
Tangible common equity to tangible assets (1)	NA	6.61%	NA

      (1)   A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
      (2)   Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the third quarter of 2020, the Company repurchased 352,932 shares of its common stock at a weighted average price of $14.20 under its stock repurchase program, which authorized the repurchase of up to $50 million of its common stock. As of September 30, 2020, the Company had $13.3 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 23, 2020, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 1996893. A recorded replay can be accessed through October 30, 2020, by dialing (855) 859-2056; conference ID: 1996893.

A slide presentation relating to the third quarter 2020 results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2020, the Company had total assets of approximately $6.70 billion, and its Wealth Management Group had assets under administration of approximately $3.26 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2020	2020	2020	2019	2019
Earnings Summary
Net interest income	$49,980	$48,989	$46,651	$48,687	$49,450
Provision for credit losses on loans	10,970	11,610	10,569	5,305	4,361
Noninterest income	18,919	19,396	8,598	19,014	19,606
Noninterest expense	54,659	40,782	42,675	46,325	48,025
Income before income taxes	3,270	15,993	2,005	16,071	16,670
Income taxes	3,184	3,424	456	3,279	4,015
Net income	86	12,569	1,549	12,792	12,655
Preferred stock dividends, net	-	-	-	-	(22)
Net income available to common shareholders	$86	$12,569	$1,549	$12,792	$12,677

Diluted earnings per common share	$-	$0.53	$0.06	$0.51	$0.51
Weighted average shares outstanding - diluted	22,937,837	23,339,964	24,538,002	24,761,960	24,684,529
Return on average assets	0.01%	0.77%	0.10%	0.83%	0.84%
Return on average shareholders' equity	0.05%	8.00%	0.96%	7.71%	7.71%
Return on average tangible common equity (1)	0.08%	11.84%	1.39%	11.24%	11.19%
Net interest margin	3.33%	3.32%	3.48%	3.56%	3.70%
Efficiency ratio (1)	58.83%	58.53%	63.78%	59.46%	60.63%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$12,023	$12,884	$2,806	$16,110	$16,422
Adjusted diluted earnings per common share (1)	$0.52	$0.55	$0.11	$0.64	$0.66
Adjusted return on average assets (1)	0.72%	0.78%	0.19%	1.04%	1.09%
Adjusted return on average shareholders' equity (1)	7.56%	8.20%	1.73%	9.71%	10.01%
Adjusted return on average tangible common equity (1)	11.04%	12.14%	2.53%	14.15%	14.52%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2020	2020	2020	2019	2019
Net interest income:
Interest income	$60,314	$60,548	$61,314	$64,444	$65,006
Interest expense	10,334	11,559	14,663	15,757	15,556
Net interest income	49,980	48,989	46,651	48,687	49,450
Provision for credit losses on loans	10,970	11,610	10,569	5,305	4,361
Net interest income after provision for credit losses on loans	39,010	37,379	36,082	43,382	45,089
Noninterest income:
Wealth management revenue	5,559	5,698	5,677	5,377	5,998
Commercial FHA revenue	926	3,414	1,267	3,702	3,954
Residential mortgage banking revenue	3,049	2,723	1,755	763	720
Service charges on deposit accounts	2,092	1,706	2,656	2,860	3,008
Interchange revenue	3,283	3,013	2,833	3,053	3,249
Gain on sales of investment securities, net	1,721	-	-	635	25
Impairment on commercial mortgage servicing rights	(1,418)	(107)	(8,468)	(1,613)	(1,060)
Other income	3,707	2,949	2,878	4,237	3,712
Total noninterest income	18,919	19,396	8,598	19,014	19,606
Noninterest expense:
Salaries and employee benefits	21,118	20,740	21,063	23,650	25,083
Occupancy and equipment	4,866	4,286	4,869	4,654	4,793
Data processing	5,396	5,300	5,334	6,074	5,271
Professional	1,861	1,606	1,855	1,952	2,348
Amortization of intangible assets	1,557	1,629	1,762	1,804	1,803
Loss (gain) on mortgage servicing rights held for sale	188	391	496	95	(70)
Impairment related to branch optimization	12,651	60	146	-	3,229
Other expense	7,022	6,770	7,150	8,096	5,568
Total noninterest expense	54,659	40,782	42,675	46,325	48,025
Income before income taxes	3,270	15,993	2,005	16,071	16,670
Income taxes	3,184	3,424	456	3,279	4,015
Net income	86	12,569	1,549	12,792	12,655
Preferred stock dividends, net	-	-	-	-	(22)
Net income available to common shareholders	$86	$12,569	$1,549	$12,792	$12,677

Basic earnings per common share	$0.00	$0.53	$0.06	$0.52	$0.51
Diluted earnings per common share	$0.00	$0.53	$0.06	$0.51	$0.51

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2020	2020	2020	2019	2019
Assets
Cash and cash equivalents	$461,196	$519,868	$449,396	$394,505	$409,346
Investment securities	618,974	639,693	661,894	655,054	668,630
Loans	4,941,466	4,839,423	4,376,204	4,401,410	4,328,835
Allowance for credit losses on loans	(52,771)	(47,093)	(38,545)	(28,028)	(24,917)
Total loans, net	4,888,695	4,792,330	4,337,659	4,373,382	4,303,918
Loans held for sale	62,500	32,403	113,852	16,431	88,322
Premises and equipment, net	74,967	89,046	90,118	91,055	93,896
Other real estate owned	15,961	12,728	7,892	6,745	4,890
Loan servicing rights, at lower of cost or fair value	42,465	44,239	44,566	53,824	54,124
Mortgage servicing rights held for sale	1,308	1,244	1,460	1,972	1,860
Goodwill	161,904	172,796	172,796	171,758	171,074
Other intangible assets, net	29,938	31,495	33,124	34,886	36,690
Cash surrender value of life insurance policies	145,112	144,215	143,323	142,423	141,510
Other assets	197,025	164,441	152,150	144,982	139,644
Total assets	$6,700,045	$6,644,498	$6,208,230	$6,087,017	$6,113,904

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,355,188	$1,273,267	$1,052,726	$1,019,472	$1,015,081
Interest-bearing deposits	3,673,548	3,669,840	3,597,914	3,524,782	3,430,090
Total deposits	5,028,736	4,943,107	4,650,640	4,544,254	4,445,171
Short-term borrowings	58,625	77,136	43,578	82,029	122,294
FHLB advances and other borrowings	693,640	693,865	593,089	493,311	559,932
Subordinated debt	169,702	169,610	169,505	176,653	192,689
Trust preferred debentures	48,682	48,551	48,420	48,288	48,165
Other liabilities	78,780	78,640	71,838	80,571	90,131
Total liabilities	6,078,165	6,010,909	5,577,070	5,425,106	5,458,382
Total shareholders’ equity	621,880	633,589	631,160	661,911	655,522
Total liabilities and shareholders’ equity	$6,700,045	$6,644,498	$6,208,230	$6,087,017	$6,113,904

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2020	2020	2020	2019	2019
Loan Portfolio
Commercial loans and leases	$1,938,691	$1,856,435	$1,439,145	$1,387,766	$1,292,511
Commercial real estate	1,496,758	1,495,183	1,507,280	1,526,504	1,622,363
Construction and land development	177,894	207,593	208,361	208,733	215,978
Residential real estate	470,829	509,453	548,014	568,291	587,984
Consumer	857,294	770,759	673,404	710,116	609,999
Total loans	$4,941,466	$4,839,423	$4,376,204	$4,401,410	$4,328,835

Deposit Portfolio
Noninterest-bearing demand	$1,355,188	$1,273,267	$1,052,726	$1,019,472	$1,015,081
Interest-bearing:
Checking	1,581,216	1,484,728	1,425,022	1,342,788	1,222,599
Money market	826,454	877,675	849,642	787,662	753,869
Savings	580,748	594,685	534,457	522,456	526,938
Time	661,872	689,841	765,870	822,160	833,038
Brokered time	23,258	22,911	22,923	49,716	93,646
Total deposits	$5,028,736	$4,943,107	$4,650,640	$4,544,254	$4,445,171

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
Average Balance Sheets
Cash and cash equivalents	$491,728	$489,941	$337,851	$406,526	$259,427
Investment securities	628,705	650,356	662,450	631,294	666,157
Loans	4,803,940	4,696,288	4,384,206	4,359,144	4,352,635
Loans held for sale	44,880	99,169	19,844	36,974	31,664
Nonmarketable equity securities	50,765	50,661	45,124	43,745	44,010
Total interest-earning assets	6,020,018	5,986,415	5,449,475	5,477,683	5,353,893
Non-earning assets	625,522	619,411	624,594	649,169	636,028
Total assets	$6,645,540	$6,605,826	$6,074,069	$6,126,852	$5,989,921

Interest-bearing deposits	$3,656,833	$3,651,406	$3,549,515	$3,490,165	$3,429,063
Short-term borrowings	64,010	59,103	55,616	104,598	124,183
FHLB advances and other borrowings	693,721	692,470	532,733	531,419	591,516
Subordinated debt	169,657	169,560	170,026	182,149	106,090
Trust preferred debentures	48,618	48,487	48,357	48,229	48,105
Total interest-bearing liabilities	4,632,839	4,621,026	4,356,247	4,356,560	4,298,957
Noninterest-bearing deposits	1,303,963	1,280,983	986,178	1,028,670	967,192
Other noninterest-bearing liabilities	75,859	71,853	78,943	83,125	72,610
Shareholders' equity	632,879	631,964	652,701	658,497	651,162
Total liabilities and shareholders' equity	$6,645,540	$6,605,826	$6,074,069	$6,126,852	$5,989,921

Yields
Earning Assets
Cash and cash equivalents	0.10%	0.14%	1.26%	1.62%	2.14%
Investment securities	2.86%	3.05%	3.23%	3.10%	3.00%
Loans	4.57%	4.64%	5.01%	5.22%	5.31%
Loans held for sale	2.92%	4.07%	3.87%	4.12%	3.02%
Nonmarketable equity securities	5.26%	5.40%	5.39%	5.31%	5.33%
Total interest-earning assets	4.01%	4.10%	4.56%	4.70%	4.85%

Interest-Bearing Liabilities
Interest-bearing deposits	0.46%	0.61%	0.95%	1.03%	1.08%
Short-term borrowings	0.17%	0.19%	0.73%	0.67%	0.68%
FHLB advances and other borrowings	1.85%	1.69%	2.24%	2.26%	2.36%
Subordinated debt	5.58%	5.85%	5.90%	5.94%	6.30%
Trust preferred debentures	4.16%	4.86%	6.02%	6.41%	6.83%
Total interest-bearing liabilities	0.89%	1.01%	1.35%	1.43%	1.44%

Cost of Deposits	0.34%	0.45%	0.74%	0.80%	0.84%

Net Interest Margin	3.33%	3.32%	3.48%	3.56%	3.70%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2020	2020	2020	2019	2019
Asset Quality
Loans 30-89 days past due	$28,188	$36,551	$40,392	$29,876	$23,118
Nonperforming loans	67,443	60,513	58,166	42,082	45,168
Nonperforming assets	84,795	74,707	67,158	50,027	50,058
Net charge-offs	5,292	3,062	12,835	2,194	5,369
Loans 30-89 days past due to total loans	0.57%	0.76%	0.92%	0.68%	0.53%
Nonperforming loans to total loans	1.36%	1.25%	1.33%	0.96%	1.04%
Nonperforming assets to total assets	1.27%	1.12%	1.08%	0.82%	0.82%
Allowance for credit losses to total loans	1.07%	0.97%	0.88%	0.64%	0.58%
Allowance for credit losses to nonperforming loans	78.25%	77.82%	66.27%	66.60%	55.29%
Net charge-offs to average loans	0.44%	0.26%	1.18%	0.20%	0.49%

Wealth Management
Trust assets under administration	$3,260,893	$3,253,784	$2,967,536	$3,409,959	$3,281,260

Market Data
Book value per share at period end	$27.51	$27.62	$26.99	$27.10	$26.93
Tangible book value per share at period end (1)	$19.03	$18.72	$18.19	$18.64	$18.40
Market price at period end	$12.85	$14.95	$17.49	$28.96	$26.05
Shares outstanding at period end	22,602,844	22,937,296	23,381,496	24,420,345	24,338,748

Capital
Total capital to risk-weighted assets	13.34%	13.67%	13.73%	14.72%	14.82%
Tier 1 capital to risk-weighted assets	9.40%	9.71%	9.76%	10.52%	10.35%
Tier 1 leverage ratio	7.72%	7.75%	8.39%	8.74%	8.77%
Tier 1 common capital to risk-weighted assets	8.18%	8.44%	8.47%	9.20%	9.02%
Tangible common equity to tangible assets (1)	6.61%	6.67%	7.08%	7.74%	7.58%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	September 30,		June 30,		March 31,		December 31,		September 30,
(dollars in thousands, except per share data)	2020		2020		2020		2019		2019
Income before income taxes - GAAP	$3,270		$15,993		$2,005		$16,071		$16,670
Adjustments to noninterest income:
Gain on sales of investment securities, net	1,721		-		-		635		25
Other	(17)		11		(13)		(6)		-
Total adjustments to noninterest income	1,704		11		(13)		629		25
Adjustments to noninterest expense:
Loss (gain) on mortgage servicing rights held for sale	188		391		496		95		(70)
Loss on repurchase of subordinated debt	-		-		193		1,778		-
Impairment related to branch optimization	12,651		60		146		-		3,229
Integration and acquisition expenses	1,199		(6)		885		3,332		2,063
Total adjustments to noninterest expense	14,038		445		1,720		5,205		5,222
Adjusted earnings pre tax	15,604		16,427		3,738		20,647		21,867
Adjusted earnings tax	3,581		3,543		932		4,537		5,445
Adjusted earnings - non-GAAP	12,023		12,884		2,806		16,110		16,422
Preferred stock dividends, net	-		-		-		-		(22)
Adjusted earnings available to common shareholders - non-GAAP	$12,023		$12,884		$2,806		$16,110		$16,444
Adjusted diluted earnings per common share	$0.52		$0.55		$0.11		$0.64		$0.66
Adjusted return on average assets	0.72%	-	0.78%	-	0.19%	-	1.04%	-	1.09%
Adjusted return on average shareholders' equity	7.56%	-	8.20%	-	1.73%	-	9.71%	-	10.01%
Adjusted return on average tangible common equity	11.04%	-	12.14%	-	2.53%	-	14.15%	-	14.52%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
Noninterest expense - GAAP	$54,659	$40,782	$42,675	$46,325	$48,025
(Loss) gain on mortgage servicing rights held for sale	(188)	(391)	(496)	(95)	70
Loss on repurchase of subordinated debt	-	-	(193)	(1,778)	-
Impairment related to branch optimization	(12,651)	(60)	(146)	-	(3,229)
Integration and acquisition expenses	(1,199)	6	(885)	(3,332)	(2,063)
Adjusted noninterest expense	$40,621	$40,337	$40,955	$41,120	$42,803

Net interest income - GAAP	$49,980	$48,989	$46,651	$48,687	$49,450
Effect of tax-exempt income	430	438	485	474	502
Adjusted net interest income	50,410	49,427	47,136	49,161	49,952

Noninterest income - GAAP	$18,919	$19,396	$8,598	$19,014	$19,606
Loan servicing rights impairment	1,418	107	8,468	1,613	1,060
Gain on sales of investment securities, net	(1,721)	-	-	(635)	(25)
Other	17	(11)	13	6	-
Adjusted noninterest income	18,633	19,492	17,079	19,998	20,641

Adjusted total revenue	$69,043	$68,919	$64,215	$69,159	$70,593

Efficiency ratio	58.83%	58.53%	63.78%	59.46%	60.63%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2020	2020	2020	2019	2019
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$621,880	$633,589	$631,160	$661,911	$655,522
Adjustments:
Preferred stock	-	-	-	-	-
Goodwill	(161,904)	(172,796)	(172,796)	(171,758)	(171,074)
Other intangibles, net	(29,938)	(31,495)	(33,124)	(34,886)	(36,690)
Tangible common equity	$430,038	$429,298	$425,240	$455,267	$447,758

Total Assets to Tangible Assets:
Total assets—GAAP	$6,700,045	$6,644,498	$6,208,230	$6,087,017	$6,113,904
Adjustments:
Goodwill	(161,904)	(172,796)	(172,796)	(171,758)	(171,074)
Other intangibles, net	(29,938)	(31,495)	(33,124)	(34,886)	(36,690)
Tangible assets	$6,508,203	$6,440,207	$6,002,310	$5,880,373	$5,906,140

Common Shares Outstanding	22,602,844	22,937,296	23,381,496	24,420,345	24,338,748

Tangible Common Equity to Tangible Assets	6.61%	6.67%	7.08%	7.74%	7.58%
Tangible Book Value Per Share	$19.03	$18.72	$18.19	$18.64	$18.40

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
Net income available to common shareholders	$86	$12,569	$1,549	$12,792	$12,677

Average total shareholders' equity—GAAP	$632,879	$631,964	$652,701	$658,497	$651,162
Adjustments:
Preferred stock	-	-	-	-	(814)
Goodwill	(168,771)	(172,796)	(171,890)	(171,082)	(166,389)
Other intangibles, net	(30,690)	(32,275)	(33,951)	(35,745)	(34,519)
Average tangible common equity	$433,418	$426,893	$446,860	$451,670	$449,440
ROATCE	0.08%	11.84%	1.39%	11.24%	11.19%